UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  June 17, 2008

Commission file number 2-82985 AMERICAN GENERAL FINANCE, INC.
(Exact name of registrant as specified in its charter)
Indiana	35-1313922
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated With Exit or Disposal Activities.

Wilmington Finance, Inc. (“WFI”), our indirect, wholly-owned mortgage banking subsidiary, has been engaged in the business of originating non-conforming residential real estate loans and selling those loans to third party investors.  WFI has decided to cease its wholesale originations (originations through mortgage brokers) effective June 17, 2008. WFI will honor the existing loan commitments in its mortgage banking pipeline and will continue its retail originations (originations directly with consumers) at a reduced level.  WFI’s decision to cease its wholesale originations and reduce its retail originations is based on the extraordinary developments in the mortgage banking industry during the past year and the belief that the current climate is unlikely to improve significantly in the foreseeable future.

As a result of the decisions described above, we expect to incur a pre-tax charge in the second quarter of 2008 of approximately $27 million, the primary components of which are approximately $11 million in lease termination costs and fixed asset disposals, approximately $11 million in intangible impairments as discussed in Item 2.06 below, and approximately $3 million in one-time termination costs.  Of these pre-tax charges, we estimate that $11 million represents future cash expenditures.

Item 2.06.  Material Impairments.

As a result of the actions described above, on June 17, 2008, we concluded that we expect to record in the second quarter of 2008 a non-cash impairment charge for intangibles attributable to WFI of approximately $11 million primarily relating to broker relationships, investor relationships and trade names and trademarks.

Item 7.01.  Regulation FD Disclosure.

A copy of a press release issued on June 17, 2008 announcing the cessation of WFI’s wholesale mortgage originations is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit 99.1

Press release issued June 17, 2008.

CAUTIONARY STATEMENT

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Please refer to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and our past and future reports and other information that we file with the Securities and Exchange Commission for a description of the business environment in which we operate and the important factors, many of which are outside of our control, which could cause our actual results and financial condition to differ, possibly materially, from those indicated in forward-looking statements.  We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future events or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN GENERAL FINANCE, INC.
(Registrant)
Date:	June 17, 2008	By	/s/	Donald R. Breivogel, Jr.
Donald R. Breivogel, Jr.
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit

   99.1

Press release issued June 17, 2008.